RUBICON

             GOLDEN TAG

MINERALS CORPORATION

                                                                                   RESOURCES LTD.

JOINT NEWS RELEASE

TSX VENTURE EXCHANGE - SYMBOL:  RMX                                                                                                    JANUARY 13, 2003
OTCBB – SYMBOL: RUBIF                                                                                                                                                PR03-01

RUBICON AND GOLDEN TAG TO DRILL McCUAIG JV PROJECT

RED LAKE, ONTARIO

Rubicon Minerals Corporation (RMX.TSX-V) and Golden Tag Resources Ltd. (GOG.TSX-V) are pleased to announce that the Red Lake McCuaig Joint Venture (Rubicon 60% / Golden Tag 40%) has approved up to 10,000 feet of diamond drilling on the McCuaig JV project (part of larger budget announced by Rubicon on June 26, 2002).  The McCuaig JV project is located on the Mine Trend in the heart of the prolific Red Lake gold camp, Ontario.  Drilling will commence on or about January 30, 2003.

The primary objective of the drill program is to establish continuity and expand the 1900 Zone gold mineralization discovered in holes drilled from Red Lake winter ice in March, 2002.  Highlights include 0.74 oz/ton gold over 5.58 feet in hole MC02-27 and 2.21 oz/ton gold over 2.30 feet in hole MC02-32 (for complete program results see Rubicon’s April 2 and April 18, 2002 news release).  In October, 2002 holes drilled from a small island located 250 meters from the 1900 Zone did not intersect the 1900 Zone mineralization.  A second zone, with similar geology as the 1900 Zone, was intersected near surface in the October drill holes.  This second zone will be followed-up by a series of holes drilled from Red Lake ice.

The McCuaig JV exploration program is led by independent Qualified Person John J. Watkins, P.Geo.

RUBICON MINERALS CORPORATION

GOLDEN TAG RESOURCES LTD.

“David W. Adamson”

“Marc Carrier”

______________________

______________________

President & CEO

            President

For more information, contact Bill Cavalluzzo, VP Investor Relations, Rubicon Minerals Toll free: 1.866.365.4706  E-mail: bcavalluzzo@rogers.com or Marc Carrier, Golden Tag Resources  Tel: 514.426.8542  Fax: 514.426.8543  E-mail: pres@goldentag.ca

Rubicon Minerals Corporation Suite 888–1100 Melville Street, Vancouver BC  CANADA  V6E 4A6

Golden Tag Resources Ltd.  Suite 114 – 186 Sutton Place, Beaconsfield, Quebec  CANADA  H9W 5S3

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TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

The statements contained in this release that are not historical facts are forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from targeted results.  Mineral resources which are not mineral reserves do not have demonstrated economic viability.  The Company relies upon litigation protection for forward looking statements.